UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest Event Reported:  August 17, 2011)

THE KEYW HOLDING CORPORATION
(Exact name of Registrant as specified in its charter)

Commission File No.  001-34891

Maryland	27-1594952
(State or other jurisdiction of	(IRS Employer ID No.)
incorporation or organization)

1334 Ashton Road, Suite A
Hanover, Maryland	21076
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code:	(443) 270-5300

Former name or former address, if changed since last report	Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE KEYW HOLDING CORPORTION

Item 5.07                 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the “Annual Meeting”) of The KEYW Holding Corporation (“KEYW” or the “Company”) was held on August 17, 2011.  At the Meeting, the stockholders voted on the following four proposals and cast their votes as follows:

1.	Election of Directors.

NOMINEE	FOR	WITHHELD	BROKER NON-VOTES
William I. Campbell	21,115,019	84,859	2,320,024
Pierre A. Chao	20,984,002	215,876	2,320,024
John G. Hannon	20,323,403	876,475	2,320,024
Kenneth A. Minihan	21,093,810	106,068	2,320,024
Arthur L. Money	21,034,203	165,675	2,320,024
Leonard E. Moodispaw	16,834,780	4,365,098	2,320,024
Caroline S. Pisano	20,376,946	822,932	2,320,024

2.	Ratification of the Appointment of Grant Thornton, LLP as Independent Registered Public Accounting Firm for Fiscal Year Ending December 31, 2011.

FOR	AGAINST	ABSTAINED	BROKER NON-VOTES
23,319,950	198,494	1,458	0

3.	Approval, on a Non-Binding Advisory Basis, the Compensation of the Company’s Named Executive Officers.

FOR	AGAINST	ABSTAINED	BROKER NON-VOTES
14,176,332	7,021,739	1,807	2,320,024

4.	Approval, on a Non-Binding Advisory Basis, the Frequency of Future Advisory Votes on the Compensation of the Company’s Named Executive Officers.

1 YEAR	2 YEARS	3 YEARS	ABSTAIN	BROKER NON-VOTES
12,779,711	264,465	7,999,102	156,600	2,320,024

THE KEYW HOLDING CORPORTION

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE KEYW HOLDING CORPORATION
(Registrant)

/s/ John E. Krobath
DATE: August 18, 2011	John E. Krobath
Chief Financial Officer